UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 21, 2024

NeueHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9250 NW 36th St Suite 420, Doral, Florida	33178
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NEUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

Loan and Security Agreement

On June 21, 2024, NeueHealth, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Loan Parties”) entered into a Loan and Security Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Loan and Security Agreement”), among the Loan Parties, Hercules Capital, Inc. (“Hercules”), certain affiliates of Hercules and the other lenders from time to time party thereto (together with Hercules and each of their respective successors and assigns, the “Lenders”), pursuant to which, among other things, the Lenders have agreed to provide, upon satisfaction or waiver by the Lenders of the applicable conditions precedent set forth in the Loan and Security Agreement, up to four tranches of term loans in an aggregate principal amount of up to $150.0 million. The initial tranche of term loans in an aggregate principal amount of $30.0 million will be available substantially concurrently with the initial closing date of the facility (the “Closing Date”) upon satisfaction or waiver by the Lenders of the conditions precedent applicable thereto. The second tranche of term loans in an aggregate principal amount of $25.0 million will be available from November 10, 2024 through December 31, 2024, subject to the Company satisfying the “Consolidation Condition” or the “2025 Stars Condition” under and as defined in the Amendment to Stock Purchase Agreement, dated December 13, 2023 (the “Amended Stock Purchase Agreement”), between, among others, the Company and Molina Healthcare, Inc., and the absence of any material adjustments to the expected payment amount of “Consolidation and Adjustment Escrow Amount” after giving effect to the “CHP Enrollee Adjustment”, if any, in each case, under and as defined in the Amended Stock Purchase Agreement. The third tranche of term loans in an aggregate principal amount of $45.0 million will be available from February 5, 2025 through September 15, 2025, subject to the Company and its applicable subsidiaries satisfying amounts owed by the Company and its subsidiaries in connection with the ACO REACH Model for performance years 2023 and earlier, payment in full of the CMS Settlement (as defined in the Loan and Security Agreement) and after giving effect to such payments and the funding of such third tranche of loans, the Company having at least $22.5 million of unrestricted cash and cash equivalents. The fourth tranche of term loans in an aggregate amount of up to $50.0 million will be available until June 21, 2027 upon further approval by the investment committees of the Lenders at the applicable time of such funding. Borrowings under the Loan and Security Agreement accrue interest at a rate per annum of (a) the greater of (i) the Wall Street Journal Prime Rate plus 1.15% and (ii) 9.65%, payable in cash, plus (b) 2.50%, payable “in kind” by adding the amount of such accrued interest to the principal amount of the outstanding loans under the Loan and Security Agreement; provided that during the first year after the Closing Date the Company may elect to re-allocate 1.90% of interest that is payable in cash to 2.05% of interest that is payable “in kind” and thereafter the Company may elect to re-allocate up 2.50% of interest that is payable “in kind” to an equal amount of interest that is payable in cash.

The loans mature on June 1, 2028 (the “Maturity Date”). No amortization is payable until June 1, 2027, after which date amortization will be payable in equal monthly installments.

The Company may prepay the loans at any time, subject to a fee equal to the sum of (a) 2.50% of the aggregate principal amount of the loans so prepaid plus (b) (i) if such prepayment occurs during the first year following the Closing Date, 3.0% of the aggregate principal amount of the loans so prepaid, (ii) if such prepayment occurs during the second year following the Closing Date, 2.0% of the aggregate principal amount of the loans so prepaid, or (iii) if such prepayment occurs thereafter but prior to the Maturity Date, 1.0% of the aggregate principal amount of the loans so prepaid.

The Loan and Security Agreement includes covenants that require (a) the Loan Parties to maintain at all times Qualified Cash (as defined in the Loan and Security Agreement) of at least $15.0 million and (b) beginning on September 30, 2024 and as of the last day of each fiscal quarter thereafter, Adjusted EBITDA (as defined in the Loan and Security Agreement) not to be less than the amounts set forth in the Loan and Security Agreement. The Loan and Security Agreement contains additional covenants that, among other things, restrict the ability of the Company and its subsidiaries to make certain cash dividends, incur additional debt, engage in certain asset sales, mergers, acquisitions or similar transactions, create liens on assets, engage in certain transactions with affiliates, change its business or make investments. In addition, the Loan and Security Agreement contains other covenants, representations and events of default.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Loan and Security Agreement. The Company expects to file with the U.S. Securities and Exchange Commission (the “SEC”) a copy of the Loan and Security Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Warrant Agreements

On June 21, 2024, the Company and each of the Lenders entered into a warrant agreement (collectively, the “Warrant Agreements”) setting forth the rights and obligations of the Company and the Lenders as holders (in such capacity, the

“Holders”) in connection with such Holders right to purchase up to an aggregate of 1,250,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company at an exercise price of $0.01 per share, at the times and in the circumstances described below.

Exercise of Purchase Rights

The purchase rights set forth in each of the Warrant Agreements are exercisable by the Holder thereof, in whole or in part, at any time, or from time to time, prior to the expiration of the applicable Warrant Agreement as described below in “Terms of the Warrant Agreements”, by tendering to the Company at its principal office a notice of exercise in the form attached as an exhibit to such Warrant Agreement (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price (as defined in the applicable Warrant Agreement), and in no event later than three (3) business days thereafter, the Company or its transfer agent shall either (a) issue to such Holder a certificate for the number of shares of Common Stock purchased or (b) credit the same via book entry to such Holder, and the Company shall execute the acknowledgment of exercise in the form attached as an exhibit to such Warrant Agreement indicating the number of shares of Common Stock which remain subject to future purchases under such Warrant Agreement, if any.

Terms of the Warrant Agreements

The Warrant Agreements will be exercisable from time to time until or prior to 5:00 p.m. (Eastern Time) on the seventh (7th) anniversary of June 21, 2024. Each Warrant Agreement shall be exercisable for a number of shares of Common Stock equal to: (a) 750,000 shares of Common Stock, multiplied by the fraction obtained by dividing (i) the aggregate original principal amount of the Committed Tranche Advances (as defined in the Loan and Security Agreement) that the Holder of such Warrant Agreement makes to the Borrower (as defined in the Loan and Security Agreement) by (ii) $100,000,000, plus (b) automatically upon the making (if any) of any Tranche 4 Advance (as defined in the Loan and Security Agreement) that such Holder makes to the Borrower (as defined in the Loan and Security Agreement), 500,000 shares of Common Stock multiplied by the fraction obtained by dividing (i) the aggregate original principal amount of Tranche 4 Advances (as defined in the Loan and Security Agreement) that such Holder makes to the Borrower (as defined in the Loan and Security Agreement) by (ii) $50,000,000, in each case, subject to adjustment from time to time in accordance with the provisions of such Warrant Agreement.

Subject to compliance with applicable federal and state securities laws, each Warrant Agreement and all rights thereunder are transferable by the Holder thereof upon receipt of the prior written consent of the Company; provided, however, that the transfer of Warrant Agreement and all rights thereunder to a Hercules Affiliate (as defined in the Warrant Agreement) shall not require the prior written consent of the Company.

The Warrant Agreements include a customary net exercise provision and customary anti-dilution adjustments, among other customary provisions for instruments of this type.

Additional Matters

The foregoing descriptions have been included to provide investors with information regarding the terms of the transactions described above, and are not intended to provide any factual information about the parties or the Company’s business. The Loan and Security Agreement and the Warrant Agreements each contain representations and warranties that the parties made solely for the benefit of each other. These representations and warranties (a) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may apply materiality standards different from what may be viewed as material to investors and shareholders, and (c) are made only as of the date of the Loan and Security Agreement and the Warrant Agreements, and/or as of such other date or dates as may be specified in the Loan and Security Agreement and/or the Warrant Agreements. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Loan and Security Agreement and/or the Warrant Agreements, which information may or may not be fully reflected in the Company’s public disclosures. Investors and shareholders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances regarding the Company at this time or any other time.

The foregoing description of the Warrant Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Warrant Agreements. The Company expects to file the form of Warrant Agreement with the SEC as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the
Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

On June 21, 2024, the Company entered into the Warrant Agreements, pursuant to which it issued the right to purchase shares of Common Stock described therein in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by the Holders in the Warrant Agreements.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On June 24, 2024, the Company issued a press release announcing the entry into the Loan and Security Agreement, a copy of which is attached as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 24, 2024
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeueHealth, Inc.

Date:	June 24, 2024	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary